                                                                    Exhibit 12.2


       EOP OPERATING LIMITED PARTNERSHIP AND EOP PARTNERSHIP PREDECESSORS RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
                             (DOLLARS IN THOUSANDS)


                                                                      EOP OPERATING LIMITED PARTNERSHIP
                                                      ------------------------------------------------------------------
                                                          For the                  For the                 For the
                                                         year ended               year ended              year ended
                                                      December 31, 2000       December 31, 1999       December 31, 1998
                                                      -----------------       -----------------       ------------------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, net gain on sales of real
  estate and extraordinary items                       $    446,617           $    418,569              $     371,175
                                                       ------------           ------------              -------------
Plus Taxes                                                    2,719                    654                      1,664
                                                       ------------           ------------              -------------
Plus Fixed Charges:
  Interest expense                                          525,787                413,995                    338,611
  Capitalized interest                                       14,764                 18,030                     15,077
  Loan amortization cost                                      9,746                  4,693                      6,404
                                                       ------------           ------------              -------------
    Fixed charges                                           550,297                436,718                    360,092
Plus Preferred distributions, net                            43,348                 43,603                     32,202
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                        593,645                480,321                    392,294
                                                       ------------           ------------              -------------
Plus amortization of capitalized interest                     1,057                    522                        380
Plus distributed income of investments in
  unconsolidated joint ventures                              57,778                 14,389                     17,526
Less preferred distributions                                (43,348)               (43,603)                   (32,202)
Less capitalized interest                                   (14,764)               (18,030)                   (15,077)
                                                       ------------           ------------              -------------
Earnings                                               $  1,043,704           $    852,822              $     735,760
                                                       ============           ============              =============
Fixed Charges:
Interest expense                                       $    525,787           $    413,995              $     338,611
Capitalized interest                                         14,764                 18,030                     15,077
Loan amortization cost                                        9,746                  4,693                      6,404
                                                       ------------           ------------              -------------
Fixed Charges                                          $    550,297                436,718                    360,092
                                                       ------------           ------------              -------------
Preferred distributions, net                                 43,348                 43,603                     32,202
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                   $    593,645           $    480,321              $     392,294
                                                       ============           ============              =============
Ratio of earnings to combined fixed
charges and preferred distributions                            1.76                   1.78                       1.88


                                                           EOP OPERATING
                                                         LIMITED PARTNERSHIP     EOP Partnership Predecessors
                                                      ----------------------------------------------------------------------------
                                                         For the period from        For the period  from
                                                            July 11, 1997             January 1, 1997           For the year ended
                                                      through December 31, 1997     through July 10, 1997       December 31, 1996
                                                      -------------------------     ---------------------       ------------------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, net gain on sales of real
  estate and extraordinary items                             $     92,578                $     48,103              $      68,080
                                                             ------------                ------------              -------------
Plus Taxes                                                            200                         900                      1,375
                                                             ------------                ------------              -------------

Plus Fixed Charges:
  Interest expense                                                 76,675                      80,481                    119,595
  Capitalized interest                                              1,890                       3,699                      4,640
  Loan amortization cost                                            4,178                       2,771                      4,275
                                                             ------------                ------------              -------------
    Fixed charges                                                  82,743                      86,951                    128,510
Plus Preferred distributions, net                                     649                          --                         --
                                                             ------------                ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                               83,392                      86,951                    128,510
                                                             ------------                ------------              -------------
Plus amortization of capitalized interest                              89                          97                         --
Plus distributed income of investments in
  unconsolidated joint ventures                                     3,348                       3,675                      1,688
Less preferred distributions                                         (649)                         --                         --
Less capitalized interest                                          (1,890)                     (3,699)                    (4,640)
                                                             ------------                ------------              -------------
Earnings                                                     $    177,067                $     136,027             $     195,013
                                                             ============                ============              =============
Fixed Charges:
Interest expense                                             $     76,675                $     80,481              $     119,595
Capitalized interest                                                1,890                       3,699                      4,640
Loan amortization cost                                              4,178                       2,771                      4,275
                                                             ------------                ------------              -------------
Fixed Charges                                                $     82,743                $     86,951              $     128,510
                                                             ------------                ------------              -------------
Preferred distributions, net                                          649                          --                         --
                                                             ------------                ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                         $     83,392                $     86,951              $     128,510
                                                             ============                ============              =============
Ratio of earnings to combined fixed
charges and preferred distributions                                  2.12                        1.56                       1.52
                                                             ============                ============              =============